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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the inclusion of our report dated May 9, 2002, with respect to the financial statements and supplemental schedule of the REMEC, Inc. Profit Sharing 401(k) Plan, in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

San Diego, California
June 27, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS